Exhibit 99.1

CONTACTS:
Dominic Paschel
SuccessFactors, Inc.
Public & Investor Relations
415-262-4641
dpaschel@successfactors.com

SuccessFactors Announces Third Quarter Fiscal 2009 Results

•	Q309 bookings (revenue plus change in total deferred revenue) grows to an all-time high of $49.9 million, an increase of 18% year-over-year and 28% sequentially

•	Q309 revenue grows to $38.7 million, an increase of 30% year-over-year and 5% sequentially

•	Cash flow generated from operating activities improves to an all-time high of $3.6 million, an increase of 281% sequentially

•	Company provides revenue guidance for the fourth quarter 2009 and raises full fiscal year 2009 revenue guidance to 35% annual growth to a range between $150.1 million and $150.6 million

SAN MATEO, Calif. – October 27, 2009 – SuccessFactors, Inc. (NASDAQ: SFSF) today announced results for its third fiscal quarter of 2009 which ended September 30, 2009.

“Execution is the number one imperative in business today,” said Lars Dalgaard, chief executive officer for SuccessFactors. “As businesses emerge from the economic downturn and plan for 2010 and beyond, they must move forward with new strategies to execute on their growth and profitability plans. Based on a third party study, SuccessFactors customers experienced faster communication of strategy, an acceleration of 1 week on average with a high of 8 weeks. Also, their time spent on strategic priorities increased by 5.5% on average with a high of 40%, their project completion rate increased by 13.8% on average with a high of 67%, and their performance improved by 2.8% on average with a high of 5.4%. All of this drives real dollar ROI and ROE (Return on Execution).”

“Our new category of Business Execution Software will help determine which companies will be first out of the gate – who will be the losers and who will be the winners.”

SuccessFactors’ results for the third quarter fiscal year 2009:

•

Q3 FY09 Revenue: For the quarter ended September 30, 2009, revenue was $38.7 million, compared to $29.7 million in the quarter ended September 30, 2008, an increase of approximately 30% year-over-year and an increase of 5% sequentially from Q209.

•

Q3 FY09 Gross Margin: For the quarter ended September 30, 2009, non-GAAP gross margin was 78%, compared to 67% a year ago. Non-GAAP gross margin excludes the effect of approximately $290,000 in stock-based compensation for the quarter ended September 30, 2009.

•

Q3 FY09 Operating Margin: For the quarter ended September 30, 2009, non-GAAP operating margin was 1%, compared to negative 61% for the quarter ended September 30, 2008. Non-GAAP operating margin excludes the effect of approximately $2.6 million and $2.2 million in stock-based compensation for the quarter ended September 30, 2009 and 2008, respectively.

•

Q3 FY09 Total Deferred Revenue: Total deferred revenue as of September 30, 2009 was $161.0 million, up approximately 7% sequentially from $149.8 million and up approximately 18% year-over-year from $136.1 million.

•

Q3 FY09 Cash Flow Generated from Operations: For the quarter ended September 30, 2009, cash flow generated from operating activities was $3.6 million, compared to the ($2.3) million use in the quarter ended September 30, 2008.

•

Q3 FY09 Net Income (Loss) per Common Share: On a GAAP basis, for the quarter ended September 30, 2009, the net loss per common share, basic and diluted, was $(0.03). The non-GAAP net income (loss) per common share, basic and diluted, was $0.01, which excludes approximately $2.6 million in stock-based compensation expense, compared to $0.00 in Q209 which excludes $2.4 million of stock-based compensation and $(0.33) in Q308 which excludes $2.2 million of stock-based compensation. GAAP and non-GAAP net loss per common share calculations for the third quarter of 2009 are based on 57.3 million weighted average shares.

Additional Third Quarter Fiscal 2009 Highlights:

•

SuccessFactors unveils Business Execution Software (BizX). The September launch of Business Execution (BizX) Software accelerated interest from both new and existing customers. Strong quarterly results were also driven by an increase in large deals and average deal sizes, continued strength across international markets, and increased sales to existing customers.

•

SuccessFactors details Business Execution Product Road Map and launches first Strategy Deployment Solution. This offering helps executives set overall business objectives, align them throughout the organization and gain visibility into how people and lines of business are executing against that strategy. The Strategy Deployment Solution includes: Metrics Navigator, SuccessIndicators, Objective Alignment Spotlight, Objective Cascading, Employee Search and Collaboration Tools, Business Execution Survey, and Business Execution Services.

•	SuccessFactors presented at the 2009 World Business Forum to a sold-out session to discuss “Why Execution is the Difference Between Success and ‘Game Over.’”

•

SuccessFactors launched BizX Recruiting Management at HR Tech as the first and only application that brings together external data and internal success metrics to enable companies to hire the right people, at the right time, for the right jobs, and accelerate top line and bottom line growth. Siemens AG will be the first SuccessFactors customer to roll out the newest release to its 420,000 users – one of the largest SaaS implementations globally, across 80 countries in 20 languages.

•

SuccessFactors appoints industry leader Peter Prestele to run Europe, Middle East, and Africa (EMEA) sales. Prestele comes to SuccessFactors with more than 15 years of software industry experience, with recent executive roles at Hewlett-Packard as area vice president of software group Germany, at Mercury Interactive as managing director central and Eastern Europe, and at IBM Europe as vice president EMEA WebSphere BI.

•

SuccessFactors appoints Vicki Bernholz Chief People Officer. Bernholz joins SuccessFactors from Gap Inc. where she was Vice President Human Resource Operations and managed human resources tools and processes for over 100,000 employees in 3,000+ retail stores worldwide. With more than twenty years of human resources experience, Bernholz has experienced strong growth from the front lines when she held business and human resources positions at the early stages of Blockbuster Video, Boston Market, Wild Oats Markets and Waldo’s Dollar Mart de Mexico (Mexico’s largest dollar store chain). While at Gap, Bernholz leveraged her background as an MBA and CPA and led several large scale projects for all stores to manage employee satisfaction, define career paths and build bench strength, all while improving operational efficiency, one of which resulted in over $50 million in savings.

•

SuccessFactors hosts the 2009 APAC SuccessConnect Customer Conference, the company’s Asia Pacific user conference, in Melbourne, Australia. Co-founder and chief technology officer, Aaron Au, delivered the keynote address “Focused On Linking Business Strategy to Execution.” The Executive Summit brought together hundreds of attendees and SuccessFactors’ customers across all industries in the region.

•	SuccessFactors with Tánaiste, Ireland’s Deputy Prime Minister, announces SuccessFactors’ new EMEA Multilingual Business and Sales Centre located in Dublin.

•

SuccessFactors announces the availability of SuccessFactors Express, the instant, easy-to-use Performance Management solution to help small, emerging, high-growth companies to instantly create a performance review process, as well as track progress against critical company goals to ensure success of their small business. Ceridian is reselling SuccessFactors Express as Ceridian Performance Management Express.

Guidance:

SuccessFactors is providing guidance for its fourth quarter and full fiscal year 2009, as of October 27th, 2009.

•

Q4 FY09: Revenue for the company’s fourth fiscal quarter is projected to be in the range of approximately $39.3 million to $39.7 million. Non-GAAP net income per common share, basic and diluted, is expected to be approximately breakeven. Non-GAAP net loss per common share estimates exclude the effects of estimated stock-based compensation expense and assume an average weighted share count of approximately 67.9 million shares.

•

Full Year 2009: The company is raising guidance for full fiscal 2009 revenue from approximately $147.0 million to $148.0 million, or 32% annual growth from fiscal year 2008, to approximately $150.1 million to $150.6 million, or approximately 35% annual growth from fiscal year 2008. The company now expects the non-GAAP net loss per common share for fiscal 2009 to be approximately ($0.04); previous guidance had been in the range of ($0.06) to ($0.07). Non-GAAP net loss per common share estimates exclude the effects of estimated stock-based compensation expense and assume an average weighted share count of approximately 59.6 million shares.

Q309 Financial Results Conference Call:

SuccessFactors will host a conference call at 2:00 p.m. (PDT) / 5:00 p.m. (EDT) to discuss the third quarter financial results with the investment community. A live web broadcast of the event will be available on SuccessFactors’ Investor Relations website at http://www.successfactors.com/investor. A live domestic dial-in is available at (866) 923-9739 or (706) 634-0915 internationally. A domestic replay will be available at (800) 642-1687 or (706) 645-9291 internationally, passcode 35847207, and available via webcast replay until November 6th, 2009.

Use of Non-GAAP Financial Information:

SuccessFactors provides quarterly and annual financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand SuccessFactors’ past financial performance and future results, SuccessFactors has supplemented its financial results that it provides in accordance with GAAP, with non-GAAP financial measures. The method SuccessFactors uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. The non-GAAP measures used by SuccessFactors in this press release exclude the impact of stock-based compensation expense recorded under SFAS123R. SuccessFactors’ reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. SuccessFactors’ management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate SuccessFactors’ business and make operating decisions. These non-GAAP financial measures are among the factors SuccessFactors’ management uses in planning for and forecasting future periods. Reconciliation to the nearest GAAP financial measures of the non-GAAP financial measures is included in this press release.

About SuccessFactors, Inc.

SuccessFactors is the global leader in Business Execution Software. The SuccessFactors Business Execution Suite improves business alignment and people performance to drive breakthrough results for companies of all sizes. More than 5 million users and 2,800 companies leverage SuccessFactors every day. To learn more, visit: www.successfactors.com.

Execution Is The Difference(TM)

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“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are SuccessFactors’ current expectations and beliefs.

These forward-looking statements include statements about expected revenue and non-GAAP net loss per common share for the fourth fiscal quarter of 2009 and the full fiscal year 2009. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: our ability to continue to experience high customer renewal rates; whether customers renew their agreements for additional modules or users; levels of new customers; pricing pressures; the uncertain impact of the overall global economic slowdown, including on our customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that our market and the business execution market is at an early stage of development, and it may not develop as rapidly as we anticipate; competitive factors; outages or security breaches; our ability to develop, and market acceptance of, new services; our ability to continue to sell our services outside the HR area; our ability to manage our growth; our ability to successfully expand our sales force and its effectiveness; whether our resellers and other partners will be successful in marketing our products; our ability to continue to manage expenses; the impact of unforeseen expenses; and general economic conditions worldwide. If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Further information on these and other factors that could affect our financial results is included in the section entitled “Risk Factors” in our Annual Report on Form 10-K for 2008 and in our most recent report on Form 10-Q and in other filings we make with the Securities and Exchange Commission from time to time.

These documents are or will be available in the SEC Filings section of the Investor Relations section of our website at www.successfactors.com/investor. Information on our website is not part of this release.

SuccessFactors, Inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

“SuccessFactors,” the SuccessFactors logo, and “Execution Is The Difference” are trademarks of SuccessFactors, Inc., San Mateo, California. Other names used may be trademarks of their respective owners.

SuccessFactors, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	As of September 30, 2009	As of December 31, 2008
	(unaudited)	(1)
Assets:
Current assets:
Cash and cash equivalents	$41,038	$69,859
Marketable securities	70,894	32,505
Accounts receivable, net of allowance for doubtful accounts	42,862	44,446
Deferred commissions	5,401	5,721
Prepaid expenses and other current assets	6,994	3,224

Total current assets	167,189	155,755
Restricted cash	1,051	1,248
Property and equipment, net	5,517	6,933
Deferred commissions, net of current portion	7,052	6,292
Other assets	521	198

Total assets	$181,330	$170,426

Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$209	$1,960
Accrued expenses and other current liabilities	6,632	8,777
Accrued employee compensation	14,120	12,159
Deferred revenue	142,990	128,940
Current portion of capital lease obligations	29	37

Total current liabilities	163,980	151,873
Capital lease obligations, net of current portion	—	19
Deferred revenue, net of current portion	18,026	20,858
Long-term taxes payable	1,411	855
Other long-term liabilities	498	2,197

Total liabilities	183,915	175,802

Stockholders’ deficit:
Common stock	58	56
Additional paid-in capital	213,550	200,907
Accumulated other comprehensive income	47	(74)
Accumulated deficit	(216,240)	(206,265)

Total stockholders’ deficit	(2,585)	(5,376)

Total liabilities and stockholders’ deficit	$181,330	$170,426

(1)	The condensed consolidated balance sheet as of December 31, 2008 has been derived from the audited financial statements as of that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

SuccessFactors, Inc.

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenue	$38,685	$29,712	$110,845	$78,887
Cost of revenue (1)	8,831	10,187	25,267	28,767

Gross profit	29,854	19,525	85,578	50,120

Operating expenses: (1)
Sales and marketing	19,573	25,251	59,125	70,121
Research and development	6,343	6,516	17,967	17,975
General and administrative	6,016	6,863	18,542	19,905
Gain on settlement of litigation, net	—	1,283	—	2,161

Total operating expenses	31,932	39,913	95,634	110,162

Loss from operations	(2,078)	(20,388)	(10,056)	(60,042)

Interest income (expense) and other, net	210	256	823	1,625

Loss before provision for income taxes	(1,868)	(20,132)	(9,233)	(58,417)

Provision for income taxes	(104)	(256)	(742)	(556)

Net loss	$(1,972)	$(20,388)	$(9,975)	$(58,973)

Net loss per common share, basic and diluted	$(0.03)	$(0.37)	$(0.18)	$(1.11)

Shares used in computing net loss per common share, basic and diluted	57,292	55,433	56,791	53,135

(1) Amounts include stock-based compensation expenses as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cost of revenue	$291	$283	$989	$692
Sales and marketing	1,143	1,021	3,233	2,707
Research and development	312	311	904	790
General and administrative	815	543	2,293	1,718

SuccessFactors, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Cash flow from operating activities:
Net loss	$(1,972)	$(20,388)	$(9,975)	$(58,973)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	955	1,181	2,915	2,677
Loss (gain) on retirement/impairment of fixed asset	2	(64)	(63)	(64)
Amortization of deferred commissions	1,785	1,746	5,399	4,913
Stock-based compensation expense	2,561	2,158	7,419	5,907
Changes in assets and liabilities:
Accounts receivable	(6,864)	(7,100)	1,584	1,493
Deferred commissions	(3,375)	(1,987)	(5,837)	(5,015)
Prepaid expenses and other current assets	(2,587)	854	(3,771)	(1,887)
Other assets	(220)	(16)	(324)	20
Accounts payable	(444)	3,768	(1,751)	794
Accrued expenses and other current liabilities	443	1,035	(2,135)	2,677
Accrued employee compensation	1,880	3,226	1,961	(1,004)
Long-term taxes payable	249	855	555	855
Other liabilities	(28)	(21)	8	(144)
Deferred revenue	11,193	12,423	11,219	35,047

Net cash provided by (used in) operating activities	3,578	(2,330)	7,204	(12,704)

Cash flow from investing activities:
Restricted cash	173	(521)	197	(460)
Capital expenditures	(1,176)	(1,595)	(1,524)	(4,200)
Proceeds from sale of assets	—	—	88	—
Purchases of available-for-sale securities	(34,330)	(41,678)	(112,957)	(75,042)
Proceeds from maturities of available-for-sale securities	34,185	998	73,989	15,501
Proceeds from sales of available-for-sale securities	—	7,983	546	7,983

Net cash used in investing activities	(1,148)	(34,813)	(39,661)	(56,218)

Cash flow from financing activities:
Proceeds from exercise of stock options, net	1,469	548	3,518	1,208
Proceeds from early exercise of stock options, net	—	162	—	162
Proceeds from initial public offering, net of offering costs	—	—	—	(545)
Proceeds from follow-on offering, net of offering costs	—	(258)	—	27,430
Principal payments on capital lease obligations	(9)	(8)	(27)	(25)

Net cash provided by financing activities	1,460	444	3,491	28,230

Effect of exchange rate changes on cash and cash equivalents	83	(133)	145	(90)

Net increase (decrease) in cash and cash equivalents	3,973	(36,832)	(28,821)	(40,782)
Cash and cash equivalents at beginning of period	37,065	78,324	69,859	82,274

Cash and cash equivalents at end of period	$41,038	$41,492	$41,038	$41,492

SuccessFactors, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Bookings reconciliation:
Revenue	$38,685	$29,712	$110,845	$78,887

Ending total deferred revenue	161,016	136,057	161,016	136,057
Less: Beginning total deferred revenue	149,824	123,634	149,798	101,010

Change in total deferred revenue	11,192	12,423	11,218	35,047

Bookings (revenue plus change in total deferred revenue)	$49,877	$42,135	$122,063	$113,934

Net loss and net loss per share reconciliations:
GAAP net loss	$(1,972)	$(20,388)	$(9,975)	$(58,973)
(a) Stock-based compensation as measured under SFAS123R	2,561	2,158	7,419	5,907

Non-GAAP net income (loss) excluding stock-based compensation expense and other items	$589	$(18,230)	$(2,556)	$(53,066)

GAAP net loss per common share - basic and diluted	$(0.03)	$(0.37)	$(0.18)	$(1.11)

Non-GAAP net income (loss) per common share (excluding stock-based compensation expense) - basic and diluted	$0.01	$(0.33)	$(0.05)	$(1.00)

GAAP shares used in computing net loss per common share, basic and diluted	57,292	55,433	56,791	53,135

Total spend reconciliation:
GAAP total cost of revenue and operating expenses	$40,763	$50,100	$120,901	$138,929
(a) Stock-based compensation as measured under SFAS123R	2,561	2,158	7,419	5,907

Non-GAAP total cost of revenue and operating expenses (total spend)	$38,202	$47,942	$113,482	$133,022

Gross profit and gross margin reconciliations:
GAAP gross profit	$29,854	$19,525	$85,578	$50,120
(b) Stock-based compensation in cost of revenue as measured under SFAS123R	291	283	989	692

Non-GAAP gross profit	$30,145	$19,808	$86,567	$50,812

GAAP gross margin percentage	77%	66%	77%	64%

Non-GAAP gross margin percentage	78%	67%	78%	64%

Cost of revenue reconciliation:
GAAP cost of revenue	$8,831	$10,187	$25,267	$28,767
(b) Stock-based compensation in cost of revenue as measured under SFAS123R	291	283	989	692

Non-GAAP cost of revenue	$8,540	$9,904	$24,278	$28,075

Total operating expenses reconciliation:
GAAP operating expenses	$31,932	$39,913	$95,634	$110,162
(c) Stock-based compensation in operating expenses as measured under SFAS123R	2,270	1,875	6,430	5,215

Non-GAAP operating expenses	$29,662	$38,038	$89,204	$104,947

Total sales and marketing reconciliation:
GAAP sales and marketing	$19,573	$25,251	$59,125	$70,121
(d) Stock-based compensation in sales and marketing as measured under SFAS123R	1,143	1,021	3,233	2,707

Non-GAAP sales and marketing	$18,430	$24,230	$55,892	$67,414

Total research and development reconciliation:
GAAP research and development	$6,343	$6,516	$17,967	$17,975
(e) Stock-based compensation in research and development as measured under SFAS123R	312	311	904	790

Non-GAAP research and development	$6,031	$6,250	$17,063	$17,185

Total general and administrative reconciliation:
GAAP general and administrative expenses	$6,016	$6,863	$18,542	$19,905
(f) Stock-based compensation in general and administrative as measured under SFAS123R	815	543	2,293	1,718

Non-GAAP general and administrative	$5,201	$6,320	$16,249	$18,187

Operating margin reconciliation:
GAAP loss from operations	$(2,078)	$(20,388)	$(10,056)	$(60,042)
(b) Stock-based compensation in cost of revenue as measured under SFAS123R	291	283	989	692
(d) Stock-based compensation in sales and marketing as measured under SFAS123R	1,143	1,021	3,233	2,707
(e) Stock-based compensation in research and development as measured under SFAS123R	312	311	904	790
(f) Stock-based compensation in general and administrative as measured under SFAS123R	815	543	2,293	1,718

Non-GAAP income (loss) from operations less SFAS123R	$483	$(18,230)	$(2,637)	$(54,135)

Revenue	$38,685	$29,712	$110,845	$78,887

Non-GAAP operating margin percentage	1%	(61)%	(2)%	(69)%